===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           SCHEDULE 14A  INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the
                  Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

[_]  Confidential, for Use of Commission Only (as permitted by rule 14a-6(e)(2))

                         RELIANT ENERGY, INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required pursuant to Exchange Act Rule 12a-6(i)(2)

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     Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         Common Stock, $1.00 Par Value.
     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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Notes:

[Reliant Energy Logo]





                          Reliant Energy, Incorporated








                    Notice of Annual Meeting of Shareholders
                           to be held on May 2, 2001
                              and Proxy Statement

                               Table of Contents

                                                                            Page
                                                                            ----
Notice of Annual Meeting of Shareholders
Proxy Statement............................................................   1
  Voting Information.......................................................   1
  Information About Directors..............................................   2
  Stock Ownership..........................................................   6
  Executive Compensation Tables............................................   7
  Retirement Plans, Related Benefits and Other Arrangements................   9
  Report of the Compensation Committee.....................................  12
  Stock Performance Graph..................................................  15
  Proposal to Adopt 2001 Long-Term Incentive Plan..........................  15
  Report of the Audit Committee............................................  20
  Principal Accounting Firm Fees...........................................  21
  Ratification of Appointment of Independent Accountants and Auditors......  21
  Shareholder Proposals for 2002 Annual Meeting............................  21
  Director Nominations for 2002 Annual Meeting of Shareholders.............  22
  General Information......................................................  22
  Section 16(a) Beneficial Ownership Reporting Compliance..................  22
  Annual Report to Shareholders............................................  22

[Reliant Energy Logo]

                   Notice of Annual Meeting of Shareholders

Dear Shareholder:

  You are cordially invited to attend the Reliant Energy, Incorporated 2001 annual meeting of shareholders. The meeting will be held in the Auditorium of Reliant Energy Plaza, 1111 Louisiana, Houston, Texas, at 9:00 a.m. Central time, on Wednesday, May 2, 2001. At the meeting, shareholders will be asked to:

  .   elect three Class II Directors for three-year terms;

  .   consider and vote upon a proposal to adopt a long-term incentive plan;

  . ratify the appointment of Deloitte & Touche LLP as independent accountants and auditors for Reliant Energy, Incorporated for 2001; and

  .   conduct other business if properly raised.

  Shareholders of record at the close of business on March 5, 2001 are entitled to vote. Each share entitles the holder to one vote. You may vote either by attending the meeting or by proxy card. For specific voting information, please see "Voting Information" on page 1. Even if you plan to attend the meeting, please sign, date and return the enclosed proxy card.

                                          Sincerely,

                                          /s/ Hugh Rice Kelly
                                          Hugh Rice Kelly
                                          Executive Vice President,
                                          General Counsel and
                                          Corporate Secretary

Dated and first mailed
to Shareholders
on April 2, 2001

                         RELIANT ENERGY, INCORPORATED
                                1111 Louisiana
                             Houston, Texas 77002
                                (713) 207-3000

                                PROXY STATEMENT

                              Voting Information

  Who may vote. Shareholders recorded in our stock register on March 5, 2001, may vote at the meeting. As of such date, there were 295,881,930 shares of our common stock outstanding, not including shares of common stock owned by Reliant Energy. Each share of common stock has one vote.

  Voting by proxy or in person. Your vote is important. You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You may always change your vote at the meeting. Giving us your proxy means that you authorize us to vote your shares at the meeting in the manner you indicated on your proxy card. You may vote for all, some, or none of our director candidates. You may also vote for or against adoption of the long-term incentive plan and ratification of the appointment of independent accountants, or you may abstain from voting.

  If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of the director candidates and in favor of adoption of the long-term incentive plan and of the ratification of independent accountants. If any other matters properly come before the annual meeting, we will vote the shares in accordance with our best judgment and discretion, unless authority to do so is withheld by you in the proxy card.

  Your proxy may be revoked before it is voted by submitting a new proxy with a later date, by voting in person at the meeting, or by giving written notice to Hugh Rice Kelly, Corporate Secretary, at Reliant Energy's address shown above.

  If you plan to attend the meeting and your shares are held by banks, brokers or investment plans (in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from your broker or bank are examples of proof of ownership.

  Quorum needed. In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares of common stock eligible to vote must be represented at the meeting, either by proxy or in person. Shares of common stock owned by Reliant Energy are not voted and do not count for this purpose.

  Votes needed. The director candidates in Class II receiving the most votes will be elected to fill the open seats in that class on the Board. Approval of the proposed long-term incentive plan and ratification of the appointment of independent accountants each requires the favorable vote of a majority of the shares of common stock voted for or against the matter. In addition, approval of the long-term incentive plan requires that the total votes cast on the matter exceed 50% of the shares of common stock outstanding and entitled to vote. Abstentions and broker non-votes count for quorum proposes. For voting purposes, however, abstentions and broker non-votes do not affect whether the adoption of the long-term incentive plan is approved or whether the appointment of independent accountants is ratified. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.

                          Information About Directors

  Reliant Energy's Board of Directors is divided into three classes having staggered terms of three years each. The term of office of the directors in Class II expires at this year's meeting. The terms of office of the Class III and Class I directors will expire in 2002 and 2003, respectively. At each annual meeting of shareholders, directors are elected to succeed the class of directors whose term has expired.

  The Board's nominees for Class II directors are Milton Carroll, John T. Cater and R. Steve Letbetter. If any nominee becomes unavailable for election, the Board of Directors can name a substitute nominee and proxies will be voted for such substitute nominee pursuant to discretionary authority, unless withheld.

  Information about each of the nominees and the continuing directors is set forth below.

Nominees For Class II Directors--Term Expiring 2004

  Milton Carroll, age 50, has been a director since 1992. Mr. Carroll is Chairman, President and Chief Executive Officer of Instrument Products, Inc., an oil-tool manufacturing company in Houston, Texas. He is a director of Health Care Service Corporation, Ocean Energy, Inc. and TEPPCO Partners, L.P.

  John T. Cater, age 65, has been a director since 1983. Mr. Cater is primarily engaged in managing his personal investments in Houston, Texas. Prior to his retirement in 2000, he was Chairman of Compass Bank--Houston, Texas. He previously served as President of Compass Bank--Houston, Texas, as Chairman and a director of River Oaks Trust Company, and as President, Chief Operating Officer and a director of MCorp, a Texas bank holding company.

  R. Steve Letbetter, age 52, has been a director since 1995. Mr. Letbetter is Chairman, President and Chief Executive Officer of Reliant Energy, having been Chairman since January 2000 and President and Chief Executive Officer since June 1999. He has served since 1978 in various positions as an executive officer of Reliant Energy and its corporate predecessors. Mr. Letbetter has also served as Chairman, President and Chief Executive Officer of Reliant Resources, Inc., a wholly owned subsidiary of Reliant Energy, since September 2000. Mr. Letbetter also serves on the Advisory Board of The Chase Manhattan Bank Texas Region.

    The Board of Directors recommends a vote FOR all nominees for Director.

Continuing Class I Directors--Term Expiring 2003

  Robert J. Cruikshank, age 70, has been a director since 1993. Mr. Cruikshank is primarily engaged in managing his personal investments in Houston, Texas. Prior to his retirement in 1993, he was a Senior Partner in the accounting firm of Deloitte & Touche LLP. Mr. Cruikshank serves as a director of Kaiser Aluminum Corporation, MAXXAM Inc., Texas Biotechnology Corporation and Weingarten Realty Investors, and as an advisory director of Compass Bank.

  Linnet F. Deily, age 55, has been a director since 1993. Ms. Deily is Vice Chairman, Office of the President, of The Charles Schwab Corporation, in San Francisco, California and is a member of the firm's Executive Committee. Prior to October 2000, Ms. Deily served as Vice Chairman and President of the Schwab Retail Group. She previously served as Chairman, Chief Executive Officer and President of First Interstate Bank of Texas, N.A. until April 1996, having been Chairman since 1992, Chief Executive Officer since 1991 and President since 1988.

  T. Milton Honea, age 68, has been a director since 1997. Mr. Honea was Chairman of the Board, President and Chief Executive Officer of NorAm Energy Corp. until its acquisition by Reliant Energy in 1997, having served in that capacity since December 1992. He was Vice Chairman of the Board of NorAm Energy from July 1992 through December 1992. He was Executive Vice President of NorAm Energy from October 1991 until July 1992 and President and Chief Operating Officer of Arkansas Louisiana Gas Company, a division of NorAm Energy, from October 1984 to October 1991.

  Laree E. Perez, age 47, has been a director since 2000. Ms. Perez is Vice President of Loomis, Sayles & Company, L.P., in Albuquerque, New Mexico, an investment management firm. Ms. Perez was co-founder, President and Chief Executive Officer of Medallion Investment Management Company, Inc. until it was acquired by Loomis Sayles in 1996.

Continuing Class III Directors--Term Expiring 2002

  James A. Baker, III, age 70, has been a director since 1996. Mr. Baker is currently a senior partner in the law firm of Baker Botts L.L.P. in Houston, Texas, Senior Counselor to The Carlyle Group, a merchant banking firm located in Washington, D. C., and a director of Electronic Data Systems Corporation. He served as the United States Secretary of State from January 1989 through August 1992 and as White House Chief of Staff and Senior Counselor to President George H. W. Bush from August 1992 to January 1993. From 1985 to 1988, Mr. Baker was the United States Secretary of the Treasury and Chairman of the President's Economic Policy Council in the administration of President Reagan, having previously served as President Reagan's White House Chief of Staff from 1981 to 1985 and as President Ford's Under Secretary of Commerce in 1975.

  Richard E. Balzhiser, Ph.D., age 68, has been a director since 1996. Dr. Balzhiser is President Emeritus of the Electric Power Research Institute, or "EPRI," in Palo Alto, California, a collaborative research and development organization funded by member electric utilities. Dr. Balzhiser joined EPRI in 1973 as Director of the Fossil Fuel Advanced Systems Division. He became Vice President of Research and Development in 1979 and Executive Vice President in 1987, and served as President and Chief Executive Officer from 1988 through August 1996. He is a director of Electrosource Inc. and Aerospace Corp.

  O. Holcombe Crosswell, age 60, has been a director since 1997. Mr. Crosswell is President of Griggs Corporation, a real estate and investment company in Houston, Texas.

Restructuring of Reliant Energy

  On July 27, 2000, Reliant Energy announced a plan to restructure its businesses into two separate publicly traded companies. Reliant Resources, Inc., currently a wholly owned subsidiary of Reliant Energy, holds the unregulated businesses of Reliant Energy. Reliant Resources proposes to conduct an initial public offering of not more than 20% of its outstanding common stock in 2001. Mr. James A. Baker, III and Ms. Linnet F. Deily are expected to become directors of Reliant Resources after that offering. In addition, Mr. R. Steve Letbetter serves as Chairman, President and Chief Executive Officer of Reliant Resources.

  We currently plan to complete a spin-off of Reliant Resources within twelve months following the completion of the initial public offering by distributing the remaining shares we own in Reliant Resources to our shareholders. At that time, Ms. Deily and Mr. Baker plan to resign from the Reliant Energy Board of Directors but remain on the Reliant Resources Board of Directors. Also at that time, Mr. Letbetter will resign as President and Chief Executive Officer of Reliant Energy but will continue to serve as non-executive Chairman of our Board until his term expires in 2004, subject to his re-election at this year's meeting and annually as non-executive Chairman by the Board. Once Reliant Energy completes the distribution of Reliant Resources shares, Mr. David M. McClanahan is expected to be elected as a director by our Board and be named President and Chief Executive Officer.

Board Organization and Committees

  The Board of Directors directs the management of the business and affairs of Reliant Energy. The Board appoints committees to help carry out its duties. Last year, the Board met 12 times and the committees met a total of 17 times. Each director attended more than 75% of the meetings of the Board of Directors and the committees on which he or she served. As of March 1, 2001, Reliant Energy had the following committees:

  The Executive Committee has six members: Mr. Carroll, Mr. Cater, Mr. Cruikshank, Ms. Deily, Mr. Honea and Mr. Letbetter. This committee reviews management recommendations for organizational changes and consults on duties of executive officers. The committee did not meet in 2000.

  The Audit Committee has four non-employee director members: Dr. Balzhiser, Mr. Crosswell, Mr. Cruikshank and Ms. Perez. This committee oversees accounting and internal control matters. The committee recommends the selection of the firm of independent public accountants to audit the financial statements of Reliant Energy and its subsidiaries to the Board of Directors and reviews and approves the plan and scope of the independent public accountants' audit and non-audit services and related fees. The Audit Committee's report begins on page 20. The committee met four times in 2000.

  The Finance Committee has three non-employee director members: Mr. Cater, Mr. Crosswell and Ms. Deily. This committee reviews Reliant Energy's financial policies and strategies, including capital structure, and approves specific debt and equity offerings within limits set by the Board. The committee met two times in 2000.

  The Compensation Committee has four non-employee director members: Dr. Balzhiser, Mr. Cruikshank, Ms. Deily and Ms. Perez. This committee oversees compensation and benefits for Reliant Energy's senior officers, including salary, bonus and incentive awards. The committee reviews human resource programs, as well as monitors and, in certain cases, administers employee benefit plans. The Compensation Committee's report on executive compensation begins on page 12. The committee met four times in 2000.

  The Governance Committee has four non-employee director members: Mr. Baker, Mr. Carroll, Mr. Cater and Mr. Cruikshank. This committee recommends the number of directors to comprise the Board, evaluates directors whose terms are expiring, evaluates and recommends potential candidates for election to the Board, reviews non-employee director compensation, reviews Board processes and policies, and considers other corporate governance issues. In evaluating potential director nominees, the committee will consider qualified persons recommended by shareholders. Any shareholder wishing to make a recommendation should write to the Corporate Secretary at Reliant Energy's address shown above. The committee met three times in 2000.

  The Business Development Committee has four non-employee director members:
Dr. Balzhiser, Mr. Carroll, Ms. Deily and Mr. Honea. This committee reviews Reliant Energy's strategy and activities in the areas of domestic and foreign independent power generation projects and the privatization of foreign generating and distribution facilities. The committee met three times in 2000.

  The Business Separation Committee has seven members: Mr. Baker, Mr. Carroll, Mr. Cater, Mr. Crosswell, Mr. Cruikshank, Mr. Honea and Mr. Letbetter. This committee was established in late 2000 to review and make recommendations to the Board regarding matters related to the restructuring of Reliant Energy. The committee did not meet in 2000.

Compensation of Directors

  Reliant Energy employees receive no extra pay for serving as directors. Compensation for each non-employee director consists of an annual retainer fee of $30,000, a fee of $1,200 for each board and committee meeting attended and an annual grant of 1,000 shares of Reliant Energy common stock. Directors may defer all or part of their annual retainer fees and meeting fees under Reliant Energy's deferred compensation plan. Directors participating in this plan are entitled to receive distributions at age 70, or upon leaving the Board of Directors, whichever is later. The deferred compensation plan currently provides for accrual of interest on deferred director compensation at a rate equal to the average annual yield on the Moody's Long-Term Corporate Bond Index plus two percentage points.

  Non-employee directors participate in a director benefits plan under which a director who serves at least one full year will receive an annual cash amount equal to the annual retainer in effect when the director terminates service. Benefits under this plan begin the January following the later of the director's termination of service or attainment of age 65, for a period equal to the number of full years of service of the director.

  Non-employee directors may also participate in Reliant Energy's executive life insurance plan described under "Retirement Plans, Related Benefits and Other Agreements." This plan provides split-dollar life insurance with a death benefit equal to six times the director's annual retainer with coverage continuing after termination of service as a director. The plan also permits Reliant Energy to provide for a tax reimbursement payment to make the directors whole for any imputed income recognized with respect to the term portion of the annual insurance premiums. Upon death, Reliant Energy will receive the balance of the insurance proceeds payable in excess of the specified death benefit. The plan is designed so that the proceeds received by Reliant Energy are sufficient to cover Reliant Energy's cumulative outlays to pay premiums and the after-tax cost to Reliant Energy of the tax reimbursement payments.

  Baker Botts L.L.P. provided legal services to Reliant Energy and its subsidiaries, including Reliant Resources, during 2000, and is providing legal services during 2001. Fees for these services were approximately $19,640,000 in 2000. Class III director Mr. Baker is a senior partner at that firm.

  Mr. Carroll performed consulting services for Reliant Energy during 2000 in connection with deregulation and other issues, for which he was paid $260,000 in 2000.

                                Stock Ownership

  The following table shows stock ownership of beneficial owners of more than 5% of Reliant Energy's common stock, each director, the Chief Executive Officer, the other most highly compensated executive officers, and the executive officers and directors as a group, as of March 1, 2001. The directors and officers, individually and as a group, beneficially own less than 1% of Reliant Energy's outstanding common stock.

   Name                                                 Number of Shares
   ----                                                 ----------------
   Northern Trust Corporation..........................    34,796,972(/1/)
   50 South LaSalle Street
   Chicago, Illinois 60675

   Barrow, Hanley, McWhinney & Strauss, Inc............    16,353,208(/2/)
   One McKinney Plaza
   3232 McKinney Avenue, 15th Floor
   Dallas, Texas 75204

   James A. Baker, III.................................         4,000
   Richard E. Balzhiser................................         3,100
   Milton Carroll......................................         6,000
   John T. Cater.......................................         3,000(/3/)
   O. Holcombe Crosswell...............................        12,595
   Robert J. Cruikshank................................         5,000
   Linnet F. Deily.....................................         5,000(/4/)
   Robert W. Harvey....................................        98,628(/5/)(/6/)
   T. Milton Honea.....................................        57,811
   R. Steve Letbetter..................................       555,766(/5/)(/6/)
   David M. McClanahan.................................       176,300(/5/)(/6/)
   Stephen W. Naeve....................................       243,270(/5/)(/6/)
   Laree E. Perez......................................         1,000
   Joe Bob Perkins.....................................       168,119(/5/)(/6/)
   All of the above officers and directors and other
    executive officers as a group (16 persons).........     1,684,890(/5/)(/6/)

--------
(1) This information is as of December 31, 2000 and is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2001 by Northern Trust Corporation and certain of its subsidiaries. This represents 12.2% of the outstanding common stock of Reliant Energy. The 13G reports sole voting power for 1,204,679 shares of common stock, shared voting power for 33,558,374 shares of common stock, sole dispositive power for 1,240,291 shares of common stock and shared dispositive power for 62,108 shares of common stock. Reliant Energy understands that the shares reported include 33,437,216 shares of common stock held as trustee of Reliant Energy's savings plans.
(2) This information is as of December 31, 2000 and is based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2001 by Barrow, Hanley, McWhinney & Strauss, Inc. This represents 5.8% of the outstanding common stock of Reliant Energy. The 13G reports sole voting power for 4,074,008 shares of common stock, shared voting power of 12,279,200 shares of common stock and sole dispositive power for 16,353,208 shares of common stock.
(3) Does not include 1,000 shares of common stock held by an adult child.
(4) Owned jointly with spouse.
(5) Includes shares of common stock held under Reliant Energy's savings plan, as to which the participant has sole voting power (subject to such power being exercised by the plan's trustee in the same proportion as directed shares in the savings plan are voted in the event the participant does not exercise voting power).
(6) Includes shares covered by stock options that are exercisable within 60 days as follows: Mr. Harvey--98,333 shares; Mr. Letbetter--462,442 shares; Mr. McClanahan 126,519 shares; Mr. Naeve--197,940 shares; Mr. Perkins-- 158,041 shares; and the group--1,283,258 shares.

                         Executive Compensation Tables

  These tables show the compensation of the Chief Executive Officer and the four other most highly compensated executive officers.

                          SUMMARY COMPENSATION TABLE

                                                                  Long Term Compensation
                                   Annual Compensation                    Awards
                         ---------------------------------------- -----------------------
                                                                  Securities
   Name and Principal                                Other Annual Underlying     LTIP         All Other
        Position         Year Salary(/1/) Bonus(/1/) Compensation  Options   Payouts(/2/) Compensation(/3/)
   ------------------    ---- ----------- ---------- ------------ ---------- ------------ -----------------
R. Steve Letbetter...... 2000  $913,750   $2,101,620    $  393     400,000     $213,166       $121,472
 Chairman, President and 1999   762,083    1,215,500       372     280,000      449,024         88,187
 Chief Executive Officer 1998   559,583      624,750    65,225     100,000      307,714         50,988

Robert W. Harvey(/4/)... 2000   537,500      752,500       613     175,000           --        123,014
 Vice Chairman           1999   291,667      272,484        --     120,000           --             --

Stephen W. Naeve........ 2000   537,500      752,500        81     175,000      102,489         81,290
 Vice Chairman and       1999   453,750      464,750        80     120,000      141,387         66,126
 Chief Financial Officer 1998   344,167      328,500        61      50,000      105,758         27,296

Joe Bob Perkins......... 2000   447,500      581,760        82     130,000       65,257         62,110
 President and Chief     1999   387,500      396,286        95     100,000      135,757         50,343
 Operating Officer,
  Wholesale              1998   266,042      384,000        87      50,000           --         13,530
 Group

David McClanahan........ 2000   405,000      445,500       686      80,000      104,449         55,876
 Vice Chairman and
  President              1999   360,000      229,367       672      65,000      238,643         46,362
 and Chief Operating
  Officer,               1998   302,500      212,625       437      35,000      156,209         22,742
 Reliant Energy Delivery
  Group

--------
(1) The amounts shown include salary and bonus earned as well as earned but deferred.
(2) Amounts shown represent the dollar value of Reliant Energy common stock paid out in that year based on the achievement of performance goals for the cycle ending in the prior year plus dividend equivalent accruals during the performance period.
(3) 2000 amounts include (a) matching contributions to Reliant Energy's savings plans and accruals under the savings restoration plan for contributions as follows: Mr. Letbetter, $69,853; Mr. Harvey, $57,377; Mr. Naeve, $69,918; Mr. Perkins, $46,623; and Mr. McClanahan, $38,897; (b) the term portion of the premiums paid by Reliant Energy under split-dollar life insurance policies purchased in connection with Reliant Energy's executive life insurance plan, as follows: Mr. Letbetter, $599; Mr. Harvey, $935; Mr. Naeve, $123; Mr. Perkins, $125; and Mr. McClanahan, $1,046; (c) accrued interest on deferred compensation that exceeds 120% of the applicable federal long-term rate as follows: Mr. Letbetter, $51,020; Mr. Harvey, $221; Mr. Naeve, $11,249; Mr. Perkins, $15,362; and Mr. McClanahan, $15,933.
(4) Mr. Harvey was not employed by Reliant Energy prior to June 1999. Reliant Energy also loaned Mr. Harvey $250,000 in connection with his initial employment. The loan bears interest at a rate of 8% and principal and interest are to be forgiven in annual installments through May 31, 2004 so long as Mr. Harvey remains employed by Reliant Energy as of each relevant anniversary of his employment date. The amount of loan forgiveness for 2000 is included in the "All Other Compensation" column.

                             OPTION GRANTS IN 2000

                                        Individual Grants
                           -------------------------------------------
                                                  Exercise/              Grant
                              Shares    % of 2000   Base                 Date
                            Underlying  Employee  Purchase              Present
                             Options     Option   Price Per Expiration   Value
           Name            Granted(/1/)  Grants   Share ($)    Date    ($) (/2/)
           ----            ------------ --------- --------- ---------- ---------
R. Steve Letbetter........   400,000      6.84%     20.50   2/24/2010  2,028,120
Robert W. Harvey..........   175,000      2.99%     20.50   2/24/2010    887,303
Stephen W. Naeve..........   175,000      2.99%     20.50   2/24/2010    887,303
Joe Bob Perkins...........   130,000      2.22%     20.50   2/24/2010    659,139
David McClanahan..........    80,000      1.37%     20.50   2/24/2010    405,624

--------
(1) Option grants vest in one-third increments per year from the date of grant (so long as the officer remains an employee of Reliant Energy). All options would immediately vest upon a change in control as defined in Reliant Energy's long-term incentive plan. A "change in control" generally is deemed to have occurred if (a) any person or group becomes the direct or indirect beneficial owner of 30% or more of Reliant Energy's outstanding voting securities; (b) the majority of the Board changes as a result of or in connection with certain transactions; (c) as a result of a merger or consolidation, less than 70% of the surviving corporation's outstanding voting securities is owned by former shareholders of Reliant Energy (excluding any party to the transaction or their affiliates); (d) a tender offer or exchange offer is made and consummated for the ownership of 30% or more of Reliant Energy's outstanding voting securities; or (e) Reliant Energy transfers all or substantially all of its assets to another corporation that is not wholly owned by Reliant Energy. The proposed restructuring of Reliant Energy and the ensuing spin-off of Reliant Resources will not be a "change in control" under Reliant Energy's long-term incentive plan and will have no effect on the vesting of the options. However, upon and simultaneous with the spin-off of Reliant Resources, all unexpired and unexercised Reliant Energy stock options granted prior to 2001 will be replaced with both an equal number of adjusted Reliant Energy stock options, subject to a new exercise price, and new Reliant Resources stock options, the number and exercise price of which will be determined according to established conversion formulas. This exchange has been designed so that the intrinsic value of the outstanding options will be the same both before and after the exchange.
(2) Grant date value is based on the Black-Scholes option pricing model assuming a five-year term, volatility of 24%, an annual dividend of $1.50 per share, and a risk-free interest rate of 6.57%. Actual gains, if any, will be dependent on future performance of the common stock.

                          2000 YEAR END OPTION VALUES

                              Number of Unexercised      Value of Unexercised
                             Options at December 31,   In-the-Money Options at
         Name(/1/)                    2000            December 31, 2000 ($)(/2/)
         ---------          ------------------------- --------------------------
                            Exercisable/Unexercisable Exercisable/Unexercisable
                            ------------------------- --------------------------
R. Steve Letbetter.........      202,442      620,001    3,670,676    12,935,673
Robert W. Harvey...........       40,000      255,000      550,002     5,130,482
Stephen W. Naeve...........       89,607      271,668    1,594,808     5,627,899
Joe Bob Perkins............       69,708      213,334    1,176,795     4,389,085
David McClanahan...........       66,519      135,001    1,245,083     2,776,430

--------
(1) None of the named executive officers exercised any options in 2000.
(2) Based on the average of the high and low sales prices of the Common Stock on the New York Stock Exchange Composite Tape, as reported in The Wall Street Journal for December 29, 2000.

                 LONG-TERM INCENTIVE PLAN--AWARDS IN 2000(/1/)

                                                      Estimated Future Payouts
                                                     Under Non-Stock Price-Based
                                                             Plans(/2/)
                                                     ---------------------------
                                                                         Maximum
                                         Performance Threshold  Target   Number
                                Number   Paid Until   Number    Number     of
             Name              of Shares   Payout    of Shares of Shares Shares
             ----              --------- ----------- --------- --------- -------
R. Steve Letbetter............  23,206   12/31/2002   11,603    23,206   34,809
Robert W. Harvey..............  11,375   12/31/2002    5,688    11,375   17,063
Stephen W. Naeve..............  11,375   12/31/2002    5,688    11,375   17,063
Joe Bob Perkins...............   7,611   12/31/2002    3,806     7,611   11,417
David McClanahan..............   6,867   12/31/2002    3,434     6,867   10,301

--------
(1) Amounts shown are potential payouts of awards of common stock under Reliant Energy's long-term incentive plan. These awards have a three-year performance cycle. Payouts will be based on growth in earnings per share and a total shareholder return measure, each weighted equally. If a change in control occurs, such amounts will be paid in cash at the maximum level, without regard to the achievement of performance goals. The proposed restructuring of Reliant Energy and the ensuing spin-off of Reliant Resources will not constitute a change in control for these purposes. For more information about the treatment of common stock awards at the time of the proposed spin-off, see the Compensation Committee's report, which begins on page 12.
(2) The table does not reflect dividend equivalent accruals during the performance period.

           Retirement Plans, Related Benefits and Other Arrangements

                              PENSION PLAN TABLE

                            Estimated Annual Pension Based on Years of
                                           Service(/2/)
                       ------------------------------------------------------------
         Final
        Average
         Annual
      Compensation
         At Age                                                             35 or
        65(/1/)           15           20           25           30          more
      ------------     --------     --------     --------     --------     --------
      $  500,000       $143,044     $190,725     $238,407     $286,088     $333,769
      $  750,000       $215,794     $287,725     $359,657     $431,588     $503,519
      $1,000,000       $288,544     $384,725     $480,907     $577,088     $673,269
      $1,250,000       $361,294     $481,725     $602,157     $722,588     $843,019

--------
(1) Effective January 1, 1999, the retirement plan provides a new cash balance benefit formula in place of the final average pay formula on which the benefits shown above are based. Retirement benefits for persons retiring on or before December 31, 2008 will be based on the higher of the benefit calculated under the final average pay formula and that calculated under the new formula. Because employees of Reliant Resources no longer participate in the retirement plan, Mr. McClanahan is the only named executive officer whose retirement benefits are determined under the amended retirement plan. His benefits under the amended plan are not expected to exceed the amounts reflected in the table. Final average annual compensation means the highest compensation for 36 consecutive months out of the 120 consecutive months immediately preceding retirement. It includes only salary and bonus amounts. At December 31, 2000, the credited years of service for Mr. McClanahan was 26 years.
(2) Amounts are determined on a single-life annuity basis and are not subject to any deduction for Social Security or other offsetting amounts. The qualified pension plan limits compensation and benefits in accordance with provisions of the Internal Revenue Code. Pension benefits based on compensation above the qualified plan limit or in excess of the limit on annual benefits are provided through the benefits restoration plan.

  Effective March 1, 2001, Reliant Energy amended the retirement plan to provide that non-union employees of Reliant Resources and another subsidiary may no longer participate in the plan and that those employees would be fully vested in their cash balance accounts as of that date. The named executive officers whose participation in the plan was terminated by this amendment and their accrued benefits, expressed as a present value as of December 31, 2000, are as follows:

  .  Mr. Letbetter, $3,871,873,

  .  Mr. Harvey, $40,694,

  .  Mr. Naeve, $2,196,714, and

  .  Mr. Perkins, $143,408.

  In addition, Mr. Harvey's cash balance account will be credited with an additional $481,000 (equivalent to 10 years of service credit) if he remains employed until May 31, 2003.

  Furthermore, an enhanced benefit will be provided to some employees who are transferred to Reliant Resources who had attained age 42 with five years of vesting service on December 31, 2000. The enhanced benefit will increase the cash balance accounts of eligible employees. The named executive officers eligible for the enhanced benefit and the additional cash balance account amounts resulting from that benefit are:

  .  Mr. Letbetter, $7,762,000, and

  .  Mr. Naeve, $3,341,850.

  These pension enhancements will be provided primarily under Reliant Energy's nonqualified benefit restoration plan.

  Reliant Energy maintains an executive benefits plan that provides certain salary continuation, disability and death benefits to certain key officers of Reliant Energy and certain of its subsidiaries. Mr. Letbetter, Mr. Naeve, Mr. Perkins, and Mr. McClanahan participate in this plan pursuant to individual agreements that generally provide for (a) a salary continuation benefit of 100% of the officer's current salary for 12 months after death during active employment and then 50% of salary for nine years or until the deceased officer would have attained age 65, if later, and (b) if the officer retires after attainment of age 65, an annual postretirement death benefit of 50% of the officer's preretirement annual salary payable for six years. Coverage under this plan has not been provided to persons attaining executive officer status after July 1, 1996.

  Reliant Energy has an executive life insurance plan providing split-dollar life insurance in the form of a death benefit for officers. The death benefit coverage for each officer varies. Mr. Letbetter, Mr. Naeve and Mr. Perkins have second-to-die coverage that is based on the amount of premium that could have provided single-life coverage equal to four times salary at the time of purchase for Mr. Letbetter and two times salary at the time of purchase for Mr. Naeve and Mr. Perkins. Mr. Harvey and Mr. McClanahan have single-life coverage equal to two times current salary. The plan also provides that Reliant Energy may make payments to the covered individuals to compensate for tax consequences of imputed income that they must recognize for federal income tax purposes based on the term portion of the annual premiums. If a covered executive retires at age 65 or at an earlier age under circumstances approved by the Board of Directors, rights under the plan vest so that coverage is continued based on the same death benefit in effect at the time of retirement. Upon death, Reliant Energy will receive the balance of the insurance proceeds payable in excess of the specified death benefit, which is expected to be at least sufficient to cover Reliant Energy's cumulative outlays to pay premiums and the after-tax cost to Reliant Energy of the tax reimbursement payments. There is no arrangement or understanding under which any covered individuals will receive or be allocated any interest in any cash surrender value under the policy.

  Since 1985, Reliant Energy has had in effect deferred compensation plans which permit eligible participants to elect each year to defer a percentage of that year's salary (prior to December 1993 up to 25% or 40%, depending on age, and beginning in December 1993, up to 100%) and up to 100% of that year's annual bonus. In general, employees who attain the age of 60 during employment and participate in Reliant Energy's deferred compensation plans may elect to have their deferred compensation amounts repaid in (a) fifteen equal annual installments commencing at the later of age 65 or termination of employment or (b) a lump-sum distribution following termination of employment. Interest generally accrues on deferrals made in 1989 and subsequent years at a rate equal to the average Moody's Long-Term Corporate Bond Index plus 2%, determined annually until termination when the rate is fixed at the greater of the rate in effect at age 64 or at age 65. Fixed rates of 19% to 24% were established for deferrals made in 1985 through 1988, as a result of then-higher prevailing rates and other factors. Current accruals of the above-market portion of the interest on deferred compensation amounts are included in the "All Other Compensation" column of the Summary Compensation Table.

  Reliant Energy maintains a trust agreement with an independent trustee establishing a "rabbi trust" for the purpose of funding benefits payable to participants (including each of the named executive officers) under Reliant Energy's deferred compensation plans, executive incentive compensation plans, benefits restoration plan and savings restoration plan, also referred to as the "Designated Plans". The trust is a grantor trust, irrevocable except in the event of an unfavorable ruling by the Internal Revenue Service as to the tax status of the trust or certain changes in tax law. It is currently funded with a nominal amount of cash. Future contributions will be made to the grantor trust if and when required by the provisions of the Designated Plans or when required by Reliant Energy's Benefits Committee. The Benefits Committee consists of officers of Reliant Energy designated by the Board of Directors and has general responsibility for funding decisions, selection of investment managers for Reliant Energy's retirement plan and other administrative matters in connection with other employee benefit plans of Reliant Energy. If there is a change in control (defined in a manner generally the same as the comparable definition in Reliant Energy's long-term incentive compensation plan), the grantor trust must be fully funded, within 15 days following the change in control, with an amount equal to the entire benefit to which each participant would be entitled under the Designated Plans as of the date of the change in control (calculated on the basis of the present value of the projected future benefits payable under the Designated Plans). The assets of the grantor trust are required to be held separate and apart from the other funds of Reliant Energy and its subsidiaries, but remain subject to claims of general creditors under applicable state and federal law.

  Certain of Reliant Energy's executive officers, including Mr. Letbetter, Mr. Naeve, Mr. Perkins and Mr. McClanahan, were parties to severance agreements with Reliant Energy that expired in September 2000. The expired agreements provided, in general, for the payment of certain benefits in the event of a covered termination of employment occurring within three years after the occurrence of a change of control of Reliant Energy. A covered termination occurred if the officer's employment was terminated for reasons other than death, disability, termination on or after age 65, termination for cause, or resignation by the officer (except in specified circumstances involving a change in control). Under the agreements, an officer that experienced a covered termination was entitled to a payment of three times the sum of his annual salary, his target annual bonus and (for some of the officers) an amount based on the maximum payout under his long-term incentive compensation plan restricted stock award, as well as certain welfare and other benefits. Reliant Energy is currently considering authorizing new severance agreements for certain executive officers including Mr. McClanahan, and Reliant Resources is considering the same for certain executive officers including Mr. Letbetter, Mr. Harvey, Mr. Naeve and Mr. Perkins.

                     Report of the Compensation Committee

Compensation Policy

  Reliant Energy's executive compensation policy is to have compensation programs that:

  .  strengthen the relationship between pay and performance;

  . attract, retain and encourage the development of highly qualified and experienced executives;

  .  promote overall corporate performance; and

  .  provide compensation that is both externally and internally equitable.

  Reliant Energy retains an independent consulting firm each year to review the executive compensation practices of companies considered comparable to Reliant Energy in terms of size, type of business, performance, position and compensation philosophy, including traditional utility companies, energy companies with substantial unregulated activities and other industrial companies. The companies included in the data are not identical to the companies listed in the S&P Electric Companies Index referred to in the "Stock Performance Graph" on page 15 because the Compensation Committee believes that Reliant Energy's most direct competitors for executive talent are not necessarily the same as the companies included in that index. The Compensation Committee considers the data for comparable companies in establishing ranges for total compensation for Reliant Energy's executive officers, as well as the mix of base salary and annual and long-term incentives. In establishing individual compensation targets, the Compensation Committee considers level and nature of responsibility, experience and its own subjective assessment of performance. In making these determinations, the Compensation Committee also takes into account the Chief Executive Officer's evaluations of performance of other executive officers. The Compensation Committee generally considers that the objectives of Reliant Energy's compensation policy are best served when total compensation for its executives is targeted at the 50th to 75th percentile of the market.

  The Compensation Committee also obtains industry-specific peer group data regarding the performance of companies in the utility industry, the non-regulated power industry and other industries for use in the formulation of performance measurements related to Reliant Energy's individual subsidiaries or business units.

  A stock ownership guideline applicable to all of the officers sets a goal of common stock ownership with a value of two times the officer's current base salary.

  The Compensation Committee periodically evaluates Reliant Energy's executive compensation programs in light of Section 162(m) of the Internal Revenue Code. This section generally disallows the deductibility of compensation in excess of $1 million for certain executive officers, but excludes from the limitation certain qualifying performance-based compensation. While the Compensation Committee reserves the right to structure compensation in a manner not eligible for a deduction, on an ongoing basis, the Compensation Committee generally does not anticipate that any affected officer's compensation will exceed the deductibility limits. However, in connection with the anticipated spin-off of Reliant Resources, the treatment of outstanding performance shares described below will result in payments which will not meet the requirements for performance-based compensation under Section 162(m) and could cause the deductibility limits to be exceeded for one or more affected officers in a particular year.

Components of Compensation

  The key elements of Reliant Energy's executive compensation program are base salary, annual incentive awards and long-term incentive awards. The Compensation Committee evaluates each element of compensation separately and in relation to the other elements of an executive's total compensation package. The percentage of an executive's compensation that is variable or performance-based generally increases with higher levels of total compensation.

  Base Salaries. The Compensation Committee's annual recommendations to the Board concerning each executive officer's base salary are based on the Compensation Committee's analysis of salary levels for comparable executive officer positions, and its subjective evaluation of and, other than for Mr. Letbetter, management's evaluation of each executive officer's individual performance and level of responsibility.

  Annual Incentive Compensation. Annual bonuses are paid pursuant to Reliant Energy's annual incentive compensation plan, which provides for cash bonuses based on achievement during the year of performance objectives approved by the Compensation Committee. Target annual incentives established at the beginning of the year 2000 for Reliant Energy's executive officers ranged from 50% to 115% of base salary. Depending on the performance objectives achieved each year, performance-based payouts can vary from 0% to 200% of the targeted amount. The performance goals for 2000 were based entirely on earnings per share for most of the executive officers, including Mr. Letbetter, and earnings per share performance for 2000 resulted in payments from 180% to 200% of targeted annual bonus for these officers.

  Long-term Incentive Compensation. The current long-term incentive plan provides for grants of performance shares and stock options. Under the plan, officers receive awards of performance shares based on financial objectives measurable over a three-year performance cycle. Payout levels for the performance shares are calculated by determining the percentage of achievement of each goal. For each performance goal, payout levels can range from 0% to 150% of target, with the total payout based on the weighting for each goal. For the performance cycle that ended in 1999 (and paid in 2000), goals consisted of these factors: cash return on capitalization, total shareholder return (each in relation to a panel group of electric utility companies) and earnings per share growth, with each component weighted approximately one-third. These goals were achieved at levels that resulted in a payout of 79% of targeted performance share compensation. For the performance cycle that began in 2000, performance goals consisted of growth in earnings per share and total shareholder return, each in relation to the companies in the S&P Electric Companies Index, with the two factors weighted equally.

  If the anticipated spin-off of Reliant Resources is completed in 2001, the performance shares scheduled to be awarded for the performance cycle ending on December 31 of that year will vest on the date of the spin-off at the level at which the performance objectives for that cycle are expected to be achieved, as determined by the Compensation Committee. In addition, on the date of the spin-off, all outstanding performance shares for the performance cycle ending in 2002 will be converted to time-based restricted shares of Reliant Energy at the maximum level of performance. The holders of these restricted shares will receive shares of Reliant Resources common stock on the date of the spin-off in the same manner as other holders of Reliant Energy common stock, and such shares will be subject to the same time-based restrictions that apply to the Reliant Energy shares. All such shares will vest if the officer holding such shares remains employed with either Reliant Energy or Reliant Resources through December 31, 2002.

  In addition to the performance shares, annual grants of stock options under the current long-term incentive plan are made at an option price not less than the fair market value of the common stock on the date of grant. This design is intended to focus executive officers on the creation of shareholder value over the long term and encourage equity ownership in Reliant Energy. Information concerning option grants in the year 2000, including grant date present values, is shown in the table "Option Grants in 2000" on page 8. Treatment of options when the contemplated spin-off of Reliant Resources occurs is discussed in the footnotes to that table.

  Target long-term incentive compensation for the cycle beginning in 2000, including performance shares and stock options, ranged from 130% to 300% of base salaries for the executive officers.

Chief Executive Officer Compensation

  Reliant Energy's compensation consultants prepared an independent report on the Chief Executive Officer's compensation, considering Reliant Energy's size, complexity and markets in which it competes for talent. In evaluating Mr. Letbetter's total compensation, the Compensation Committee also considered his contributions to the success of Reliant Energy through his individual performance, his experience with Reliant Energy, and his participation in important industry organizations such as the Electric Power Research Institute, the Association of Electric Companies of Texas, and the American Gas Association. The Compensation Committee believes that Mr. Letbetter's compensation package will ensure his focus on creating substantial improvements in shareholder value. During 2000, the Compensation Committee adjusted Mr. Letbetter's base salary from $850,000 to $935,000. His annual incentive target is 115% of base salary, and his long-term incentive compensation target is 300% of base salary. Based on the market data prepared for the Compensation Committee, the Compensation Committee believes that Mr. Letbetter's total compensation will be under the 50th percentile of the market when targeted incentive plan performance expectations are met.

                                          Robert J. Cruikshank
                                          Richard E. Balzhiser
                                          Linnet F. Deily
                                          Laree E. Perez

                            Stock Performance Graph

  The following graph shows the yearly percentage change in the cumulative total shareholder return on the common stock, the S&P 500 Index, and the S&P Electric Companies Index for the period from December 31, 1995 to December 31, 2000.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
                RELIANT ENERGY, INCORPORATED, S&P 500 INDEX AND
 THE S&P ELECTRIC COMPANIES INDEX FOR FISCAL YEAR ENDED DECEMBER 31(/1/)(/2/)



                                                           December 31,
                                                   -----------------------------
                                                   1995 1996 1997 1998 1999 2000
                                                   ---- ---- ---- ---- ---- ----
Reliant Energy, Incorporated...................... $100 $100 $126 $159 $120 $239
S&P Electric Companies Index...................... $100 $100 $126 $146 $117 $180
S&P 500 Index..................................... $100 $123 $164 $211 $255 $232

--------
(1) Assumes that the value of the investment in the Common Stock and each index was $100 on December 31, 1995 and that all dividends were reinvested.
(2) Historical stock price performance is not necessarily indicative of future price performance.

                Proposal to Adopt 2001 Long-Term Incentive Plan

  The Board of Directors has adopted the 2001 Reliant Energy, Incorporated Long-Term Incentive Plan (Plan). The Plan is subject to approval by the affirmative vote of the holders of a majority of the shares of the common stock voted for or against adoption of the Plan. Approval also requires that the total votes cast on the matter exceed 50% of the shares of common stock entitled to vote. If the Plan is not approved by the shareholders, it will not become effective. The Plan will provide for the continued availability of stock incentives of the nature provided by the existing long-term incentive compensation plan described in the "Report of the Compensation Committee," as well as other types of awards.

  The Board of Directors believes that this Plan, like the current long-term incentive compensation plan, is important in securing for Reliant Energy and its shareholders the benefits arising from ownership of common stock by its employees and independent contractors. The objectives of the Plan are to attract and retain these individuals, to award the outstanding performance of such persons, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of Reliant Energy and its subsidiaries. These objectives are to be accomplished by making awards under the Plan and thereby providing participants with a proprietary interest in the growth and performance of Reliant Energy and its subsidiaries.

  The following is a summary of the principal features of the Plan, a copy of which is attached to this Proxy Statement as Appendix I. This summary is qualified in its entirety by express reference to the complete text of the Plan. See the subheading "Federal Income Tax Consequences" below for a general discussion of the federal income tax consequences of the Plan to Participants and to Reliant Energy.

Description of the Plan

  Administration. In general, the Plan will be administered by the Compensation Committee. The Compensation Committee selects the participants and determines the type or types of awards and the number of shares to be optioned or granted to each participant under the Plan. All or part of an award may be subject to conditions established by the Compensation Committee, which may include continuous service with Reliant Energy and its subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. The Compensation Committee will have full and final authority to interpret the Plan and may, from time to time, adopt rules and regulations in order to carry out the terms of the Plan.

  The Compensation Committee may delegate to the chief executive officer and other senior officers its duties under the Plan, and it may also engage or authorize the engagement of third-party administrators to carry out administrative functions under the Plan.

  Shares Subject to the Plan. No more than 15,000,000 shares of common stock may be issued under the Plan, and no more than 2,000,000 of those shares may be used for incentive stock options. The shares to be issued will consist of authorized but unissued shares or shares which have been issued and reacquired as treasury shares. Shares subject to awards that are forfeited, terminated, exchanged for awards that do not involve common stock, expire unexercised, settled in cash in lieu of common stock, or otherwise lapse, again become available for awards. The Compensation Committee may make appropriate adjustments in the number of shares under the Plan to reflect any amendment to the Plan, stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event. As of March 23, 2001, the closing price of a share of common stock on the New York Stock Exchange was $39.30.

  Eligibility. All of Reliant Energy's employees are eligible to be considered for awards under the Plan. Awards may also be granted to independent contractors providing services to Reliant Energy. The Compensation Committee will select the participants for the Plan. Any participant may receive more than one award under the Plan. Approximately 1,000 employees are expected to participate in the Plan during 2001.

  Types of Awards. Awards under the Plan may be granted to employees and independent contractors at the discretion of the Compensation Committee. Such awards may be in the form of stock awards, cash awards, incentive stock options (employees only), nonqualified stock options or stock appreciation rights, as described below. At the discretion of the Compensation Committee, any such award may be granted subject to the attainment of specified performance goals.

  The award limitations described below are applicable only to employee awards.

  Stock Awards. The Compensation Committee may provide for awards in the form of stock awards that consist of restricted or unrestricted grants of common stock or units denominated in common stock. The terms, conditions and limitations applicable to any stock award will be decided by the Compensation Committee and embodied in an award agreement. At the discretion of the Compensation Committee, any such award agreement may contain provisions providing for special treatment favorable to the award recipient upon a change in control.

Rights to dividends, dividend equivalents or interest credits may be extended to and made part of any stock award at the discretion of the Compensation Committee. No employee may be granted stock awards covering or relating to more than 500,000 shares of common stock during any calendar year.

  When a restricted stock award is granted, the Compensation Committee must indicate whether the underlying shares of common stock are to be issued at the beginning or the end of the relevant restricted period. If the shares are issued at the beginning of the period, any share certificates evidencing those shares must contain legends stating the restrictions applicable to those shares. If the shares are to be issued when the restrictions lapse, the grant of those shares will be implemented by a credit to a bookkeeping account.

  Cash Awards. The Plan also provides for the granting of cash awards. The terms, conditions and limitations applicable to any cash award will be decided by the Compensation Committee and embodied in an award agreement. At the discretion of the Compensation Committee, any such award agreement may contain provisions providing for special treatment favorable to the award recipient upon a change in control. Furthermore, the Compensation Committee may establish rules and procedures for the crediting of interest or other earnings on cash awards. No employee may be granted cash awards under the Plan in any calendar year having a value, as determined on the date of grant, in excess of $3,500,000.

  Stock Options and Stock Appreciation Rights. In addition to stock and cash awards, the Plan provides for the granting of (1) incentive stock options (to employees only), (2) nonqualified stock options and (3) stock appreciation rights.

  A stock option is a right to purchase a specified number of shares of common stock at a specified grant price. A stock appreciation right is a right to receive a payment, in cash or common stock, equal to the excess of the "Fair Market Value" (as defined in the Plan) of a specified number of shares of common stock over a specified grant price. A stock appreciation right may be granted to the holder of a stock option with respect to all or a portion of the shares of common stock subject to such option or may be granted separately.

  An option granted to an employee as an incentive stock option is intended to qualify as such under Section 422 of the Internal Revenue Code. Thus, the aggregate Fair Market Value, determined at the time of the grant, of the shares with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year may not exceed $100,000. Nonqualified stock options are not subject to this limitation. However, under the Plan, no employee may be granted stock options or stock appreciation rights during any calendar year that are exercisable for more than 1,500,000 shares of common stock.

  The number of shares, the exercise price, the terms and conditions of exercise, whether an option will qualify as an incentive stock option under the Code or a nonqualified stock option, and other terms of grant will be fixed by the Compensation Committee as of the grant date and set forth in an award agreement. At the discretion of the Compensation Committee, any such award agreement may contain provisions providing for special treatment favorable to the award recipient upon a change in control. Generally, stock options must have an exercise price per share that is not less than the Fair Market Value of the common stock on the date of grant. However, the Compensation Committee may, in its discretion, make grants of nonqualified stock options to employees or independent contractors with an exercise price per share that is less than the Fair Market Value of the common stock on the date of grant with respect to no more than 1,000,000 shares of common stock.

  The exercise price of any stock option must be paid in full at the time the stock option is exercised in cash or, if permitted by the Compensation Committee and elected by the participant, by means of tendering common stock or surrendering another award. At the discretion of the Compensation Committee, an award that is a stock option or stock appreciation right may be settled by a cash payment to the participant equal to the difference between the Fair Market Value per share of common stock on the date of exercise and the exercise price of the award, multiplied by the number of shares with respect to which the award is exercised.

  Generally applicable terms. As described above, the terms, conditions and limitations applicable to an award will be decided by the Compensation Committee and embodied in an award agreement. Any such agreement will specify the intended treatment of the award upon the death, disability, or termination of the participant. An award agreement may also allow for deferral of amounts payable in respect of awards under the Plan. Any deferred payment may be forfeited if and to the extent the applicable award agreement so provides.

  Except to the extent such discretion would cause a performance award that is intended under Section 162(m) of the Internal Revenue Code to cease to qualify as performance-based compensation thereunder, the Compensation Committee may, in its discretion, extend or accelerate the exercisability of, accelerate the vesting of or eliminate or make less restrictive any restriction contained in any award granted under the Plan or waive any restriction or other provision of the Plan in any manner that is either:

  . not adverse to the employee or independent contractor holding such award, or

  .   consented to by such employee or independent contractor.

  Performance Awards. At the discretion of the Compensation Committee, any of the above-described employee or independent contractor awards may be made in the form of a performance award that is subject to the attainment of one or more pre-established, objective performance goals. The Compensation Committee may base a performance goal upon one or more business criteria that apply to the participant, one or more of Reliant Energy's business units or Reliant Energy as a whole, and may include any of the following: earnings per share; earnings per share growth; total shareholder return; economic value added; cash return on capitalization; increased revenue; revenue ratios (per employee or per customer); net income; stock price; market share; return on equity; return on assets; return on capital; return on capital compared to cost of capital; return on capital employed; return on invested capital; shareholder value; net cash flow; operating income; earnings before interest and taxes; cash flow; cash flow from operations; cost reductions; cost ratios (per employee or per customer); proceeds from dispositions; project completion time and budget goals; net cash flow before financing activities; customer growth and total market value. Goals may also be based on performance relative to a peer group of companies.

  Performance awards under the Plan are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows deductions for compensation in excess of $1 million for some executive officers unless the compensation qualifies as performance-based compensation. The Plan contains provisions consistent with the Section 162(m) requirements for performance-based compensation.
  Amendment and Termination. The Board of Directors may amend, modify, suspend or terminate the Plan at any time for the purpose of addressing changes in legal requirements or for other purposes permitted by law. However, no amendment shall be effective prior to its approval by the shareholders to the extent such approval is required by applicable legal requirements.

Federal Income Tax Consequences

  Stock Awards. Federal income tax consequences with respect to stock awards depend on the facts and circumstances of each award, and, in particular, the nature of any restrictions imposed with respect to the award. In general, if the stock which is the subject of a restricted stock award is actually issued to a participant but is subject to a "substantial risk of forfeiture," e.g., if rights to ownership of the stock are conditioned upon the future performance of substantial services by the participant, a taxable event occurs only when the risk of forfeiture ceases. At such time as the substantial risk of forfeiture ceases, the participant will realize ordinary income to the extent of the excess of the fair market value of the stock on the date the risk of forfeiture terminates over the participant's cost for such stock (if any), and the same amount is then deductible by Reliant Energy as compensation. Under certain circumstances, the participant, by making an election under Section 83(b) of the Internal Revenue Code, can accelerate the taxable event with respect to the stock, in which event the ordinary income amount and Reliant Energy's deduction will be measured and timed as of the date the stock is deemed, for Section 83(b) purposes, to have been transferred to the participant. If the restrictions with respect to the stock, by their nature, do not subject the participant to a "substantial risk of forfeiture" of the stock, then the participant will realize ordinary income with respect to the stock to the extent of the excess at the time of the grant of the fair market value of the stock over the participant's cost, if any, and the same amount is then deductible by Reliant Energy. If no stock is actually issued to the participant at the time the restricted stock award is granted, the participant will realize ordinary income at the time the participant receives stock free of any substantial risk of forfeiture and the amount of such income will be equal to the fair market value of the stock at such time over the participant's cost, if any; and the same amount is then deductible by Reliant Energy. Reliant Energy's deductions for compensation paid under the Plan are in all cases subject to the requirement of reasonableness.

  Stock Options and Stock Appreciation Rights. Some of the options issuable under the Plan may constitute incentive stock options within the meaning of
Section 422 of the Internal Revenue Code, while other options granted under the Plan may be nonqualified stock options. The Code provides for tax treatment of stock options qualifying as incentive stock options that may be more favorable to employees than the tax treatment accorded nonqualified stock options. Generally, upon the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. However, the difference between the exercise price of the incentive stock option and the fair market value of the stock at the time of exercise is an item of tax preference that may require payment of an alternative minimum tax. On the sale of shares acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain will be taxed to the optionee as long-term capital gain. In contrast, upon the exercise of a nonqualified option, the optionee recognizes ordinary taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the nonqualified option will be treated generally as capital gain or loss. No deduction is available to Reliant Energy upon the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares so purchased before the applicable holding period expires), whereas upon exercise of a nonqualified stock option, Reliant Energy is entitled to a deduction in an amount equal to the income recognized by the optionee. Except with respect to death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment at exercise. An option exercised more than three months after an optionee's termination of employment (other than upon death or disability) cannot qualify for the tax treatment accorded incentive stock options. Such option would be treated as a nonqualified stock option instead. The amount of any cash or the fair market value of any stock received by the holder upon the exercise of stock appreciation rights under the Plan will be subject to ordinary income tax in the year of receipt, and Reliant Energy will be entitled to a deduction for such amount.

  A participant's tax basis in shares purchased under the Plan is equal to the sum of the price paid for the shares, if any, and the amount of ordinary income recognized by the participant on the transfer of the shares. The participant's holding period for the shares begins immediately after the transfer of the shares. If a participant sells shares, any difference between the amount realized in the sale and the participant's tax basis in the shares is taxed as long-term or short-term capital gain or loss (provided the shares are held as a capital asset on the date of sale), depending on the participant's holding period for the shares.

Initial Awards

  The following initial awards of performance units are expected to be awarded under the Plan for the performance cycle beginning in 2001, subject to approval of the Plan by the shareholders.

                               NEW PLAN BENEFITS

                                                                Target Value
                                                            of Performance Units
                                                            --------------------
   David M. McClanahan.....................................      $  623,000
   All executive officers..................................      $  623,000
   All other employees.....................................      $4,955,000

  Awards of options in 2001 are expected to be made from shares remaining available under Reliant Energy's existing long-term incentive compensation plan. Long-term incentive awards to the named executive officers other than Mr. McClanahan are expected to be made under a new plan established by Reliant Resources, under which stock incentives will relate to Reliant Resources common stock instead of Reliant Energy common stock.

Requisite Vote

  The vote required for approval of the proposed Plan is the affirmative vote of a majority of the shares of common stock voted for or against the matter. In addition, approval requires that the total votes cast on the matter exceed 50% of the shares of common stock entitled to vote. If the requisite vote is not obtained, the Plan will not become effective.

  The Board of Directors recommends a vote FOR the approval of this proposal to adopt the 2001 Long-Term Incentive Plan.

                         Report of the Audit Committee

  In accordance with the written charter of the Audit Committee adopted by the Board of Directors and attached hereto as Appendix II, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Reliant Energy. During 2000, the Audit Committee met four times, and the Audit Committee chair or other representative of the Audit Committee met quarterly and discussed the interim financial information contained in each quarterly earnings announcement with the Chief Accounting Officer or Comptroller, and Deloitte & Touche, LLP, Reliant Energy's independent auditors, prior to public release.

  In discharging its oversight responsibility as to the audit process, the Audit Committee (a) obtained from the independent auditors a formal written statement describing all relationships between the auditors and Reliant Energy that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and (b) discussed with the auditors any relationships that may impact their objectivity and independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of Reliant Energy's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

  The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

  The Audit Committee reviewed the audited financial statements of Reliant Energy as of and for the fiscal year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of Reliant Energy's financial statements and the independent auditors have the responsibility for the examination of those statements.

  Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that Reliant Energy's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred with such recommendation.

                                          Richard E. Balzhiser
                                          O. Holcombe Crosswell
                                          Robert J. Cruikshank
                                          Laree E. Perez

                        Principal Accounting Firm Fees

  The aggregate fees billed to Reliant Energy during the fiscal year ending December 31, 2000 by Reliant Energy's principal accounting firm, Deloitte & Touche LLP are as follows:

   Audit Fees................................................. $ 3,608,700
   Financial Information, Systems Design and Implementation
    Fees...................................................... $ 7,159,000(/1/)
   All Other Fees............................................. $11,305,200(/1/)

--------
(1) The Audit Committee has considered whether the provision of these services is compatible with maintaining Deloitte & Touche's independence.

      Ratification of Appointment of Independent Accountants and Auditors

  The Board of Directors, upon the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP as independent accountants and auditors to conduct the annual audit of Reliant Energy's accounts for the year 2001. Deloitte & Touche LLP (and their predecessors) have served as independent accountants and auditors for Reliant Energy and its predecessors since 1932. Ratification requires the affirmative vote of a majority of shares of common stock voted for or against the matter. If the appointment is not ratified by the shareholders, the Board will reconsider the appointment.

  Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement if they wish. They will be available to respond to appropriate questions from shareholders at the meeting.

  The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent accountants and auditors.

                 Shareholder Proposals for 2002 Annual Meeting

  Any shareholder who intends to present a proposal at the 2002 annual meeting of shareholders and who requests inclusion of the proposal in the Reliant Energy's 2002 proxy statement and form of proxy in accordance with applicable SEC rules must file such proposal with Reliant Energy by December 3, 2001.

  Reliant Energy's bylaws also require advance notice of other proposals by shareholders to be presented for action at an annual meeting. In the case of the 2002 annual meeting, the required notice must be received by Reliant Energy's Corporate Secretary between November 3, 2001 and February 1, 2002. The bylaws require that the proposal must constitute a proper subject to be brought before the meeting and that the notice must contain prescribed information, including a description of the proposal and the reasons for bringing it before the meeting, proof of the proponent's status as a shareholder and the number of shares held and a description of all arrangements and understandings between the proponent and anyone else in connection with the proposal as well as other procedural requirements. If the proposal is for an amendment of the bylaws, the notice must also include the text of the proposal and be accompanied by an opinion of counsel to the effect the proposal would not conflict with Reliant Energy's Restated Articles of Incorporation or Texas law. A copy of the bylaws describing the requirements for notice of shareholder proposals may be obtained by writing Mr. Hugh Rice Kelly, Corporate Secretary, at Reliant Energy's address shown above.

         Director Nominations for 2002 Annual Meeting of Shareholders

  Reliant Energy's bylaws provide that a shareholder may nominate a director for election if the shareholder sends a notice to Reliant Energy's Corporate Secretary identifying any other person making such nomination with the shareholder and providing proof of shareholder status. This notice must be received at Reliant Energy's principal executive offices between November 3, 2001 and February 1, 2002. The shareholder must also provide the information about the nominee that would be required to be disclosed in the proxy statement. Reliant Energy is not required to include any shareholder proposed nominee in the proxy statement. A copy of the bylaws describing the requirements for nomination of director candidates by shareholders may be obtained by writing Mr. Hugh Rice Kelly, Corporate Secretary, at Reliant Energy's address shown above.

                              General Information

  Reliant Energy began mailing this proxy statement and the accompanying proxy card to shareholders on April 2, 2001. The proxy statement and proxy card are being furnished at the direction of the Board of Directors. Reliant Energy will pay all solicitation costs, including the fee of Morrow & Co., who will help Reliant Energy solicit proxies for $9,500, plus expenses. Reliant Energy will reimburse brokerage firms, nominees, fiduciaries, custodians, and other agents for their expenses in distributing proxy material to the beneficial owners of Reliant Energy's common stock. In addition, certain of Reliant Energy's directors, officers, and employees may solicit proxies by telephone and personal contact.

  The Board of Directors does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be properly presented to the meeting by others. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best, unless authority to do so is withheld by you in the proxy card.

            Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and holders of more than 10% of Reliant Energy's common stock to file with the SEC initial reports of ownership and reports of changes in ownership of Reliant Energy's common stock. Except for a Form 3--Initial Statement of Beneficial Ownership of Securities for Ms. Perez and a Form 5-- Annual Statement of Changes in Beneficial Ownership for Mr. Honea that were filed late, we believe that during the fiscal year ended December 31, 2000, our officers and directors complied with these filing requirements.

                         Annual Report to Shareholders

  The Summary Annual Report to Shareholders, together with the Appendix A-- 2000 Financial Statements, which contains our consolidated financial statements for the year ended December 31, 2000, accompany the proxy material being mailed to all shareholders. The Summary Annual Report is not a part of the proxy solicitation material.

                                           By Order of the Board of Directors,

                                               /s/ R. Steve Letbetter
                                                   R. Steve Letbetter
                                              Chairman, President and Chief
                                                    Executive Officer

April 2, 2001

                                  APPENDIX I

                           LONG-TERM INCENTIVE PLAN
                                      of
                         RELIANT ENERGY, INCORPORATED

  1. Plan. This Long-Term Incentive Plan of Reliant Energy, Incorporated (the "Plan") was adopted by Reliant Energy, Incorporated (the "Company") to reward certain corporate officers, independent contractors and employees of Reliant Energy, Incorporated, by providing for certain cash benefits and by enabling them to acquire shares of common stock of Reliant Energy, Incorporated.

  2. Objectives. The purpose of this Plan is to further the interests of the Company, its Subsidiaries and its shareholders by providing incentives in the form of awards to employees and independent contractors. Such awards will recognize and reward outstanding performances and individual contributions and give Participants in the Plan an interest in the Company parallel to that of the shareholders, thus enhancing the proprietary and personal interest of such Participants in the Company's continued success and progress. This Plan will also enable the Company and its Subsidiaries to attract and retain such employees and independent contractors.

  3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

    "Authorized Officer" means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement, where applicable).

    "Award" means an Employee Award or an Independent Contractor Award.

    "Award Agreement" means any Employee Award Agreement or Independent Contractor Award Agreement.

    "Board" means the Board of Directors of the Company.

    "Cash Award" means an award denominated in cash.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    "Committee" means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

    "Common Stock" means the Common Stock, without par value of the Company.

    "Company" means Reliant Energy, Incorporated, a Texas corporation.

    "Dividend Equivalents" means, with respect to shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

    "Employee" means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an employee of the Company or any of its Subsidiaries and is expected to become such an employee within the following six months.

    "Employee Award" means any Option, SAR, Stock Award, Cash Award or Performance Award granted, whether singly, in combination or in tandem, to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Committee may establish in order to fulfill the objectives of the Plan.

    "Employee Award Agreement" means a written agreement setting forth the terms, conditions and limitations applicable to an Employee Award.

    "Fair Market Value" of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the average of the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the next preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the average of the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the next preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the Nasdaq National Market at the time of exercise,
  (iii) if the Common Stock is not so listed or quoted, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the next preceding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated or (iv) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose.

    "Grant Date" means the date an Award is granted to a Participant pursuant to the Plan.

    "Grant Price" means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

    "Incentive Stock Option" means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

    "Independent Contractor" means a person providing services to the Company or any of its Subsidiaries, or who will provide such services, except an Employee.

    "Independent Contractor Award" means any Nonqualified Stock Option, SAR, Stock Award, Cash Award or Performance Award granted, whether singly, in combination or in tandem, to a Participant who is an Independent Contractor pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

    "Independent Contractor Award Agreement" means a written agreement setting forth the terms, conditions and limitations applicable to an Independent Contractor Award.

    "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

    "Option" means a right to purchase a specified number of shares of Common Stock at a specified Grant Price, which may be an Incentive Stock Option or a Nonqualified Stock Option.

    "Participant" means an Employee or Independent Contractor to whom an Award has been granted under this Plan.

    "Performance Award" means an award made pursuant to this Plan to a Participant who is an Employee or Independent Contractor that is subject to the attainment of one or more Performance Goals.

    "Performance Goal" means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

    "Restricted Stock" means Common Stock that is restricted or subject to forfeiture provisions.

    "Restriction Period" means a period of time beginning as of the Grant Date of an Award of Restricted Stock and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

    "Stock Appreciation Right" or "SAR" means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price, in each case, as determined by the Committee.

    "Stock Award" means an Award in the form of shares of Common Stock or units denominated in shares of Common Stock, including an award of Restricted Stock.

    "Subsidiary" means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and
  (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

  4.  Eligibility.

  (a) Employees. All Employees are eligible for the grant of Employee Awards under this Plan.

  (b) Independent Contractors. All Independent Contractors are eligible for the grant of Independent Contractor Awards under this Plan.

  5. Common Stock Available for Awards. Subject to the provisions of paragraph 14 hereof, no Award shall be granted if it shall result in the aggregate number of shares of Common Stock issued under the Plan plus the number of shares of Common Stock covered by or subject to Awards then outstanding (after giving effect to the grant of the Award in question) to exceed 15,000,000 shares. No more than 2,000,000 shares of Common Stock shall be available for Incentive Stock Options. The number of shares of Common Stock that are subject to Awards under this Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

  6.  Administration.

  (a) This Plan shall be administered by the Committee except as otherwise provided herein.

  (b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions applicable to an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. The Committee may grant an Award to an Employee who it expects to become an employee of the Company or any of its Subsidiaries within the following six months, with such Award being subject to the individual's actually becoming an employee within such time period, and subject to such other terms and conditions as may be established by the Committee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

  (c) No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

  7. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

  8.  Employee and Independent Contractor Awards.

  (a) The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Employee Award shall be embodied in an Employee Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and, if required by the Committee, shall be signed by the Participant to whom the Employee Award is granted and by an Authorized Officer for and on behalf of the Company. Employee Awards may consist of those listed in this paragraph 8(a) and may be granted singly, in combination or in tandem. Employee Awards may also be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Employee Award may provide for the grant or issuance of additional, replacement or alternative Employee Awards upon the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the death, disability or termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Employee Awards shall be treated as set forth in the applicable Employee Award Agreement.

    (i) Option. An Employee Award may be in the form of an Option, which may be an Incentive Stock Option or a Nonqualified Stock Option. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock on the Grant Date; provided, however, that the Committee may, in its sole discretion, make grants of Nonqualified Stock Options as Employee Awards with an exercise price per share that is less than the Fair Market Value of the Common Stock on the Grant Date with respect to no more than 1,000,000 shares of Common Stock. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded to Employees pursuant to this Plan, including the Grant Price, the term of the Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

    (ii) Stock Appreciation Rights. An Employee Award may be in the form of an SAR. The terms, conditions and limitations applicable to any SARs awarded to Employees pursuant to this Plan, including the Grant Price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

    (iii) Stock Award. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

    (iv) Cash Award. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

    (v) Performance Award. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates or (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: earnings per share, earnings per share growth, total shareholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash from operations, cost reductions, cost ratios (per employee or per customer), proceeds from dispositions, project completion time and budget goals, net cash flow before financing activities, customer growth and total market value. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation (S) 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

  (b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Employee Awards made hereunder:

    (i) no Participant may be granted, during any calendar year, Employee Awards consisting of Options or SARs that are exercisable for more than 1,500,000 shares of Common Stock;

    (ii) no Participant may be granted, during any calendar year, Stock Awards covering or relating to more than 500,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the "Stock Based Awards Limitations"); and

    (iii) no Participant may be granted Employee Awards consisting of cash or in any other form permitted under this Plan (other than Employee Awards consisting of Options or SARs or Stock Awards) in respect of any calendar year having a value determined on the Grant Date in excess of $3,500,000.

  (c) The Committee shall have the sole responsibility and authority to determine the type or types of Independent Contractor Awards to be made under this Plan and the terms, conditions and limitations applicable to such Awards, except that Independent Contractor Awards may not be in the form of Incentive Stock Options.

  9.  Payment of Awards.

  (a) General. Payment made to a Participant pursuant to an Award may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If such payment is made in the form of Restricted Stock, the applicable Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of

Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

  (b) Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards or any other compensation otherwise payable by the Company in accordance with procedures established by the Committee. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

  (c) Dividends, Earnings and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Stock Award, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments and Dividend Equivalents for Stock Awards.

  (d) Substitution of Awards. Subject to the limitations set forth in Section 8(a)(i) and 8(b), at the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

  (e) Cash-Out of Awards. At the discretion of the Committee, an Award that is an Option or SAR may be settled by a cash payment equal to the difference between the Fair Market Value per share of Common Stock on the date of exercise and the Grant Price of the Award, multiplied by the number of shares with respect to which the Award is exercised.

  10. Option Exercise. The Grant Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this paragraph.

  11. Taxes. The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes, provided that withholding obligations with respect to Options may only be satisfied in cash. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required, except with respect to Options. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

  12. Amendment, Modification, Suspension or Termination of the Plan. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements.

  13. Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 13 shall be null and void.

  Subject to approval by the Committee in its sole discretion, all or a portion of the Awards granted to a Participant under the Plan may be transferable by the Participant, to the extent and only to the extent specified in such approval, to (i) the spouse, parent, brother, sister, children or grandchildren (including adopted and stepchildren and grandchildren) of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members ("Immediate Family Member Trusts"), or (iii) a partnership or partnerships in which such Immediate Family Members have at least 99% of the equity, profit and loss interests ("Immediate Family Member Partnerships"); provided that the Award Agreement pursuant to which such Awards are granted (or an amendment thereto) must expressly provide for transferability in a manner consistent with this paragraph. Subsequent transfers of transferred Awards shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Participant or a person to whom the original Participant could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and, except as otherwise provided herein, the term "Participant" shall be deemed to refer to the transferee. The consequences of termination of employment or service shall continue to be applied with respect to the original Participant, following which the Awards shall be exercisable by the transferee only to the extent and for the periods specified in this Plan and the Award Agreement.

  14.  Adjustments.

  (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

  (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards, (ii) the Grant Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized (x) to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment or (y) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 30 days prior to such cancellation.

  15. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

  16. Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Company, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

  17. Awards to Foreign Nationals and Employees Outside the United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purpose of the Plan, the Committee may, without amending the Plan, (i) establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

  18. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

  19. Effectiveness. The Plan, as approved by the Board on March 7, 2001, shall be effective as of January 1, 2001, subject to the approval of the shareholders of the Company at its annual meeting on May 2, 2001.

                                  APPENDIX II

                         RELIANT ENERGY, INCORPORATED

                            AUDIT COMMITTEE CHARTER

  Purpose: The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility for the quality and integrity of the accounting, auditing and financial reporting practices of the Company and other such duties as directed by the Board of Directors.

  Membership: The Audit Committee shall consist of at least three and not more than five Directors, none of whom shall be an employee of the Company. Each member shall be free from any relationship that, in the opinion of the Board of Directors, may interfere with the exercise of his or her independence from management and the Company. Each member shall be "independent" as defined from time to time by the listing standards of the New York Stock Exchange (the "NYSE") and by applicable regulations of the Securities and Exchange Commission (the "SEC") and shall meet any other applicable independence requirements of the NYSE and SEC. Each member shall be (or shall become within a reasonable time after appointment) financially literate, and at least one member shall have accounting or related financial management expertise, as the Board of Directors interprets such qualifications in its business judgment.

  Meetings and Structure: The Audit Committee shall meet at least four times per year and as many additional times as the members deem necessary.

  The Board of Directors shall appoint one member of the Audit Committee as chairperson. He or she shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the Board of Directors. The chairperson will also maintain regular liaison with the Chief Executive Officer, the Chief Financial Officer, the lead audit partner of the Company's independent public accountants and the Company's Director of Internal Auditing.

  Private Discussions/Investigations: The Audit Committee shall require and ensure periodic opportunities for private discussion with the independent public accountants, the Director of Internal Auditing, and the Company's General Counsel and outside counsel when appropriate. The Audit Committee may investigate any matter brought to its attention by, without limitation by enumeration, reviewing the books, records and facilities of the Company and interviewing Company officers or employees.

  Accountability of the Independent Public Accountants: The independent public accountants are accountable to the Audit Committee and the Board of Directors. The Audit Committee and the Board of Directors have the responsibility to select, evaluate and, where appropriate, replace the Company's independent public accountants.

  Functions: The Audit Committee shall have the following duties and responsibilities:

    1. Annually recommend to the Board of Directors the selection of the Company's independent public accountants retained to audit the financial statements of the Company, with such selection to be submitted to the shareholders for ratification.

    2. Review and approve the plan and scope of the independent public accountants' audits, non-audit services and related fees.

    3. Upon completion of any annual audit, meet with the independent public accountants and management and review the Company's financial statements and related notes, the results of their audit, any report or opinion rendered in connection therewith, any unresolved disagreements with management concerning accounting or disclosure matters and any significant adjustment proposed by the independent public accountants. The Audit Committee shall also review and consider with the independent public accountants and management the matters required to be discussed by Statement of Auditing Standards No. 61. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the Audit Committee shall make its recommendation to the Board of Directors as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K.

    4. Review with management and the independent public accountants the quarterly financial information prior to the filing of the Company's Quarterly Report on Form 10-Q. This review may be performed by the Audit Committee or its chairperson.

    5. Review with management and the independent public accountants any significant transactions which are not a normal part of the Company's operations and changes, if any, in the Company's accounting principles or their application.

    6. Periodically meet and review with the Director of Internal Auditing the progress of activities and any findings of major significance stemming from internal audits.

    7. Discuss with management, the independent public accountants and the internal auditors the adequacy of the Company's accounting policies and procedures and internal accounting controls and the extent to which major recommendations made by the independent public accountants or the internal auditors have been implemented or resolved.

    8. Periodically review, and discuss with the independent public accountants, the written report of the independent public accountants describing all relationships between the independent public accountants and the Company that may impact the independent public accountants' objectivity and independence. The Audit Committee shall also recommend any appropriate action to the Board of Directors in response to the written report necessary to satisfy itself of the independence and objectivity of the independent public accountants.

    9. Apprise the Board of Directors, through minutes and special presentations as necessary, of significant developments in the course of performing the above duties, and annually prepare a report meeting the requirements of any applicable regulations of the SEC to be included in the Company's proxy statement relating to its annual meeting of shareholders.

    10. Discuss with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

    11. Such other duties as directed by the Board.

  Review of Committee Charter: At least annually, the Audit Committee shall review and reassess the adequacy of this Charter. The Audit Committee shall report the results of the review to the Board of Directors and, if necessary, make recommendations to the Board of Directors to amend this Charter.

                         RELIANT ENERGY, INCORPORATED
                              Proxy Common Stock
          This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints R. Steve Letbetter, O. Holcombe Crosswell, and Robert J. Cruikshank, and each of them, as proxies, with full power of substitution, to vote as designated on the reverse side, all shares of common stock held by the undersigned at the annual meeting of shareholders of Reliant Energy, Incorporated to be held May 2, 2001, at 9 a.m. (CDT) in the Reliant Energy Plaza auditorium, 1111 Louisiana Street, Houston, Texas, or any adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting (unless such discretionary authority is withheld).

                     If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date below and mail in the postage-paid envelope provided. Specific choices may be made on the reverse side. In the absence of instructions to the contrary, the shares represented will be voted in accordance with the Board's recommendation.

                     Dated:____________________________________________, 2001
                     Signature:______________________________________________
                     Signature:______________________________________________

                     Note: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

                             Detach and Mail Card

Fellow Shareholder,

     I'm very pleased with Reliant Energy's accomplishments during 2000. We achieved outstanding financial results and made significant progress in advancing our corporate strategies. It was particularly gratifying to see our successes reflected in the performance of our stock, which provided a total return of 99 percent for the year.

     I expect 2001 to be an equally exciting year as we implement the significant decisions we made last year. We're moving forward with our plan to split Reliant Energy into two companies, one encompassing our regulated energy delivery operations and the other consisting of our competitive energy services businesses. The separation will give investors a choice of two very distinct investment opportunities, and it satisfies regulatory requirements related to the transition to a competitive electricity market in Texas.


     We're looking forward to the beginning of electric competition in Texas. Our two unregulated retail affiliates will participate in a pilot project starting June 1, 2001, to sell electricity on a competitive basis outside our regulated service territory. On January 1, 2002, we'll have up to 1.7 million retail customers in the Houston area, and we'll be free to compete for approximately 4.4 million customers in other parts of the state.

     Reliant Energy is operating in a rapidly evolving industry where change is creating great opportunity. Please join me at our 2001 Annual Meeting of Shareholders to learn more about events of the past year and our plans for the future. The meeting will be held at 9:00 a.m. on May 2, 2001, in the Reliant Energy Plaza auditorium. If you are unable to attend, please make your vote count by signing and returning the enclosed proxy card as soon as possible.

                         /S/    R. STEVE LETBETTER
                            ___________________________
                                R. Steve Letbetter
                            Chairman, President and CEO

                         RELIANT ENERGY, INCORPORATED
                               Proxy (continued)
                      2001 Annual Meeting of Shareholders

The nominees for Class II directors are Milton Carroll, John T. Cater and
R. Steve Letbetter. Terms for Class II directors will expire in 2004. Your Board of Directors recommends that you vote FOR all nominees for director, FOR the approval of the adoption of the 2001 Reliant Energy, Incorporated Long-Term Incentive Plan, and FOR ratification of the appointment of Deloitte & Touche LLP as independent accountants and auditors for 2001. To withhold authority to vote for any individual nominee in Class II, please write that nominee's name in the space provided below.


1. Election of nominees
for director in Class II      FOR ALL [ ]   WITHHOLD [ ]   FOR ALL EXCEPT [ ]

Exceptions: __________________________________________________________________

2. Approval of the adoption
of the 2001 Reliant Energy,
Incorporated Long-Term
Incentive Plan.                   FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

3. Ratification of the
Appointment of Deloitte &
Touche LLP as independent
accountants and auditors
for 2001.                         FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

Please check this box if you plan to attend the Annual Meeting.   [ ]

                                                                WITHHOLD

Please check this box if you withhold granting of discretionary authority to vote on all other matters that may properly come
before the Annual Meeting.                                        [ ]

                             Detach and Mail Card
                                     /map/